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September 30, 2011

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between the Funds (as defined in the Agreement) and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Emerging Markets Equity Fund (the “Fund”), a newly established series of ING Mutual Funds, effective on September 30, 2011, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated September 28, 2011.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

/s/: Todd Modic
Todd Modic
Senior Vice President
ING Mutual Funds

ACCEPTED AND AGREED TO:

BNY Mellon Investment Servicing (US) Inc.

By:	/s/: Susan M. Frash
Name:	Susan M. Frash
Title:	, Duly Authorized

7337 E. Doubletree Ranch Rd., Suite 100	Tel: 480-477-3000	ING Mutual Funds
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

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AMENDED EXHIBIT A

(Dated: September 30, 2011)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Equity Trust

ING Equity Dividend Fund

ING Growth Opportunities Fund

ING MidCap Opportunities Fund

ING Mid Cap Value Fund

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING Value Choice Fund

ING Funds Trust

ING Floating Rate Fund

ING GNMA Income Fund

ING High Yield Bond Fund

ING Intermediate Bond Fund

ING Investors Trust

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds Global Growth and Income Portfolio

ING American Funds Growth Portfolio

ING American Funds International Growth and Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING Artio Foreign Portfolio

ING BlackRock Health Sciences Opportunities Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING Core Growth and Income Portfolio

ING DFA Global Allocation Portfolio

ING DFA World Equity Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING Invesco Van Kampen Growth and Income Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Large Cap Growth Portfolio

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ING Large Cap Value Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING Oppenheimer Active Allocation Portfolio

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Retirement Conservative Portfolio

ING Retirement Growth Portfolio

ING Retirement Moderate Growth Portfolio

ING Retirement Moderate Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING T. Rowe Price International Stock Portfolio

ING Templeton Global Growth Portfolio

ING U.S. Stock Index Portfolio

ING Mayflower Trust

ING International Value Fund

ING Mutual Funds

ING Diversified International Fund

ING Emerging Countries Fund

ING Emerging Markets Equity Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Opportunities Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Capital Appreciation Fund

ING International Core Fund

ING International Growth Fund

ING International Real Estate Fund

ING International SmallCap Multi-Manager Fund

ING International Value Choice Fund

ING Russia Fund

ING Partners, Inc.

ING American Century Small-Mid Cap Value Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

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ING Fidelity® VIP Mid Cap Portfolio

ING Global Bond Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2020 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2030 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2040 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2050 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING Invesco Van Kampen Comstock Portfolio

ING Invesco Van Kampen Equity and Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Oppenheimer Global Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2020 Portfolio

ING Solution 2025 Portfolio

ING Solution 2030 Portfolio

ING Solution 2035 Portfolio

ING Solution 2040 Portfolio

ING Solution 2045 Portfolio

ING Solution 2050 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Growth Portfolio

ING Solution Conservative Portfolio

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING Solution Moderate Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING Prime Rate Trust

ING Senior Income Fund

ING Separate Portfolios Trust

ING SPorts Core Fixed Income Fund

ING Variable Insurance Trust

ING GET U.S. Core Portfolio – Series 5

ING GET U.S. Core Portfolio – Series 6

ING GET U.S. Core Portfolio – Series 7

ING GET U.S. Core Portfolio – Series 8

ING GET U.S. Core Portfolio – Series 9

ING GET U.S. Core Portfolio – Series 10

ING GET U.S. Core Portfolio – Series 11

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ING GET U.S. Core Portfolio – Series 12

ING GET U.S. Core Portfolio – Series 13

ING GET U.S. Core Portfolio – Series 14

ING Variable Products Trust

ING International Value Portfolio

ING MidCap Opportunities Portfolio

ING SmallCap Opportunities Portfolio

ING Goldman Sachs Commodity Strategy Portfolio (Cayman), Ltd.*

* Please reference the Adoption Agreement, dated August 2, 2010, between BNY Mellon Investment Servicing (US) Inc. and ING Goldman Sachs Commodity Strategy Portfolio (Cayman), Ltd.

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